                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT**
                                DECEMBER 31, 1995

                                                                                                    NUMBER OF
                                                                                                   SUBSIDIARIES
                                     STATES OR                                              -----------------------
NAME OF                              JURISDICTION OF       NATURE OF PRINCIPAL              UNITED
SUBSIDIARY                           INCORPORATION          BUSINESS CONDUCTED              STATES          FOREIGN
----------                           -------------         -------------------              ------          -------
HERTZ INTERNATIONAL, LTD.               DELAWARE           RENTING AND LEASING                1                51
                                                           OF MOTOR VEHICLES
                                                           WITHOUT DRIVERS, AND
                                                           RENTING, LEASING AND
                                                           SELLING CONSTRUCTION
                                                           AND MATERIALS HANDLING
                                                           EQUIPMENT



HERTZ EQUIPMENT RENTAL                  DELAWARE           RENTING, LEASING AND               -                    -
  CORPORATION                                              SELLING CONSTRUCTION
                                                           AND MATERIALS HANDLING
                                                           EQUIPMENT

HERTZ INTERNATIONAL                     IRELAND            REINSURER                          -                -
 RE LIMITED



** CERTAIN SUBSIDIARIES HAVE BEEN OMITTED, AS THEY DO NOT IN THE AGGREGATE CONSTITUTE A SIGNIFICANT SUBSIDIARY.